February 26, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:       Prudential National Municipals Fund, Inc.
               File Nos. 811-2992 and 2-66407

Ladies and Gentlemen:

      On behalf of Prudential National Municipals Fund, Inc. enclosed for filing under the Investment Company Act of l940 are:

     (l)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel

      If you have any questions relating to the foregoing, please call the undersigned at (212) 214-2189.



                                        Very truly yours,

                                        /s/ Ronald Amblard
                                        Ronald Amblard
                                        Assistant Secretary

RA/mm
Enclosures



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